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                                                                 Exhibit 5.1


          [Letterhead of Kaye, Scholer, Fierman, Hays & Handler, LLP]



                                                                 May 5, 2000



Spanish Broadcasting System, Inc.
3191 Coral Way
Miami, Florida 33145


                    Re: Spanish Broadcasting System, Inc.-
                        Registration Statement on Form S-3


Ladies and Gentlemen:

     We have acted as counsel to Spanish Broadcasting System, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") and any amendments thereto filed with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, relating to the sale of up to 7,387,750 shares of the Company's Class A Common Stock, par value $0.0001 per share ("Class A Common Stock") by selling stockholders to the public.

     In rendering the opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original of all documents submitted to us as copies. As to various questions of fact material to our opinion, we have relied on the representations of the Company.

     Based on and subject to the foregoing, it is our opinion that:

     The shares of Class A Common Stock of the Company to be sold by the selling stockholders have been duly authorized and will be validly issued, fully paid and nonassessable.

     Our opinions expressed above are limited to the General Corporation Law of the State of Delaware and the laws of the State of New York and the federal laws of the United States of America. We express no opinions as to any other laws, statutes, rules or regulations.

     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters." In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                                           Very truly yours,



                                           /s/ Kaye, Scholer, Fierman, Hays
                                               & Handler, LLP